UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2025

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
(Exact name of Registrant as specified in its Charter)

Luxembourg	001-34354	98-0554932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
33, Boulevard Prince Henri
L-1724 Luxembourg
Grand Duchy of Luxembourg
(Address of principal executive offices including zip code)
+352 2060 2055
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ASPS	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying
with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01 Entry into a Material Definitive Agreement.
As previously disclosed, Altisource Portfolio Solutions S.A. (“Altisource”, or the “Company”) and its wholly-owned subsidiary, Altisource S.à r.l. (the “Borrower”), entered into that certain Transaction Support Agreement, dated as of December 16, 2024 (the “Transaction Support Agreement”), with certain holders of term loans (the “Existing Term Loans”) under the existing credit agreement, dated as of April 3, 2018, and amended and restated as of February 9, 2023, among the Borrower, Altisource, the lenders from time to time party thereto, and the other parties thereto (as amended, the “Prior Credit Agreement”).
The transactions described below were conducted pursuant to the Transaction Support Agreement, a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 16, 2024.
Exchange Agreement
On February 19, 2025, Altisource and the Borrower entered into an exchange agreement (the “Exchange Agreement”) with 100% of the lenders under the Prior Credit Agreement (the “Lenders”) pursuant to which each of the Lenders (i) contributed to Altisource all of its rights, title and interest in, to and under approximately $72.8 million of the obligations under the Existing Term Loans (“Equity Exchanged Existing Term Loan Obligations”) for its pro rata share (based on such Lender’s Existing Term Loans as of February 19, 2025) of 58,167,018 shares of Altisource’s common stock (the “Debt Exchange Shares”), and (ii) contributed to the Borrower all of its rights, title and interest in, to and under the obligations under Existing Term Loans other than Equity Exchanged Existing Term Loan Obligations for its pro rata share (based on such Lender’s Existing Term Loans as of February 19, 2025) of (A) Exchange First Lien Loans (as defined below), which were issued by the Borrower to such Lenders (or their designated affiliates) on February 19, 2025, in accordance with the Exchange Credit Agreement (as defined below), and (B) $3,048,638.33 in cash on account of all accrued and unpaid cash interest under the Prior Credit Agreement (such transactions, the “Term Loan Exchange Transactions”).
Under the terms of the Exchange Agreement, with limited exceptions, the Lenders may not, among other things, sell, offer to sell, grant any option to purchase or otherwise dispose of any Debt Exchange Shares, without the prior written consent of Altisource, until the date that is the earlier of (i) September 17, 2025 or (ii) the date on which Altisource completes a liquidation, merger, stock exchange or other similar transaction that results in all of Altisource’s shareholders having the right to exchange their shares of common stock for cash, securities or other property.
The exchange of the Equity Exchanged Term Loan Obligations for the Debt Exchange Shares was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) under Rule 506 promulgated under the Securities Act, as all the Lenders (or their designated affiliates) were “accredited investors” (as such term is defined in Rule 501(a) promulgated under the Securities Act) and there was no general solicitation with respect to the Term Loan Exchange Transactions.
The Exchange Agreement also contains mutual releases and customary representations and warranties. In addition, Altisource is required to pay the fees and expenses incident to the negotiation, preparation, execution, delivery and performance of Exchange Agreement.
The foregoing description of the Exchange Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder, and such description is qualified in its entirety by reference to the full text of the form of Exchange Agreement filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.
Exchange First Lien Credit Agreement
As part of the Term Loan Exchange Transactions, on February 19, 2025, Altisource, the Borrower and certain wholly-owned subsidiaries of Altisource (Altisource and such subsidiaries, collectively, the “Guarantors”) entered into an exchange first lien loan credit agreement (the “Exchange Credit Agreement”) with Cantor Fitzgerald Securities, as administrative agent and collateral agent and the Lenders. Under the Exchange Credit Agreement, the Borrower borrowed first lien term loans (the “Exchange First Lien Facility”) comprised of a $110 million interest-bearing first lien loan (the “Exchange Term B Loans”) and a $50 million non-interest-bearing exit fee (the “Exit Fee”). Capitalized terms used but not defined in this section shall have the meanings ascribed to them in the Exchange Credit Agreement.
The following is a summary of certain key terms of the Exchange Credit Agreement:
•$158.6 million of the Exchange First Lien Facility matures on April 30, 2030 and $1.4 million of the Exchange First Lien Facility matures on January 15, 2029;
•The interest rate on the Exchange Term B Loans is Secured Overnight Financing Rate (“SOFR”) plus 6.50% per annum with a 3.50% SOFR floor;
•The interest rate on the Exit Fee is 0%;

•All mandatory and voluntary prepayments under the Exchange Credit Agreement are allocated between the Exchange Term B Loans and the Exit Fee on a pro rata basis;
•The principal amortization of the Exchange First Lien Facility is 1.0% of the Exchange Term B Loans per year;
•A minimum of 95% of net proceeds the Company may receive from the exercise of Cash Exercise Stakeholder Warrants (as defined in the Exchange Credit Agreement) shall be applied first to the prepayment of the Super Senior Facility (defined below) and, second, to the prepayment of the Exchange First Lien Facility; and
•Beginning with the fiscal year ending December 31, 2025, the lesser of (a) 75% of the aggregate Excess Cash Flow for the most recently ended fiscal year of the Borrower for which financial statements have been delivered and (b) such amount which, immediately after giving effect to such repayment, would result in the Borrower and its subsidiaries having no less than $30 million of cash, shall be applied first to the prepayment of the Super Senior Facility and, second, to the prepayment of the Exchange First Lien Facility.
The payment of all amounts owing by the Borrower under the Exchange Credit Agreement is guaranteed by Altisource and the other Guarantors and is secured by a lien on substantially all of the assets of the Borrower, Altisource and the other Guarantors, subject to certain exceptions. The liens securing the Exchange First Lien Facility are junior to the liens securing the Super Senior Facility pursuant to, and as set forth in, the Super Senior Intercreditor Agreement.
The Exchange Credit Agreement contains representations, warranties, covenants, terms and conditions customary for transactions of this type. These include covenants limiting Altisource, the Borrower and its subsidiaries, subject to certain exceptions and baskets, to (i) incur indebtedness, (ii) incur liens on its assets, (iii) agree to additional negative pledges, (iv) make Restricted Junior Payments, (v) pay dividends or distribute assets, (vi) make investments, (vii) enter into any transaction of merger or consolidation, liquidate, wind-up or dissolve, or convey any part of its business, assets or property, or acquire the business, property or assets of another person, (viii) dispose of the equity interests of any Significant Subsidiaries, (ix) enter into sale and leaseback transactions, (x) enter into certain transactions with shareholders and affiliates, (xi) engage in a line of business substantially different than existing business and businesses reasonably related, complimentary or ancillary thereto, (xii) modify the terms of certain indebtedness, (xiii) modify the terms of its organizational documents, (xiv) change its fiscal year, and (xv) enter into any transactions undertaken in connection with a Liability Management Transaction.
The Exchange Credit Agreement does not contain any financial maintenance covenants. Altisource agrees to use commercially reasonable efforts to maintain (and refresh annually) public ratings issued by Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of McGraw Hill, Inc., with respect to its corporate ratings and the loans.
The Exchange Credit Agreement requires mandatory prepayments of the term loans, subject to customary exceptions, as follows: (i) 100% of the proceeds of any other debt not permitted by the Exchange Credit Agreement, (ii) 95% of the net proceeds from the exercise of the Cash Exercise Stakeholder Warrants, (iii) 100% of the proceeds of Asset Sales, subject to customary reinvestment rights for net proceeds of less than $3 million and certain exceptions, where applicable, (iv) 100% of insurance or condemnation proceeds in excess of $10,000,000 in the aggregate for all losses in any fiscal year, subject to customary reinvestment rights, where applicable, and (v) beginning with the fiscal year ending December 31, 2025, the lesser of (a) 75% of the aggregate Excess Cash Flow for the most recently ended fiscal year of the Borrower for which financial statements have been delivered and (b) such amount which, immediately after giving effect to such repayment, would result in the Borrower and its subsidiaries having no less than $30 million of cash.
The Exchange Credit Agreement contains certain events of default, including (i) failure to pay (x) principal when due or (y) interest or any other amount owing on any other obligation under the Credit Agreement within 5 days of becoming due, (ii) material incorrectness of representations and warranties when made, (iii) breach of certain other covenants, subject to cure periods described therein, (iv) failure to pay principal or interest on any other debt that equals or exceeds $10 million when due, (v) default on any other debt that equals or exceeds $10 million that causes, or gives the holder or holders of such debt the ability to cause, an acceleration of such debt, (vi) bankruptcy and insolvency events with respect to Altisource, Borrower or any Material Subsidiary, (vii) entry by a court of one or more judgments against Altisource, Borrower or any Material Subsidiary in an amount in excess of $15 million that remain undischarged, unvacated, unbonded or unstayed for a certain number of days after the entry thereof, (viii) the occurrence of certain ERISA events, (ix) occurrence of a Change in Control, (x) the failure of certain Loan Documents to be in full force and effect or Altisource or any Guarantor challenges the validity of any such Loan Document, (xi) the termination of certain material contracts and (xii) failure to comply in any material respects with the terms of the Shareholder Warrants or the Warrant Agreement. If any event of default occurs and is not cured within applicable grace periods set forth in the Exchange Credit Agreement or waived, all loans and other obligations could become due and immediately payable.
The foregoing description of the Exchange Credit Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder, and such description is qualified in its entirety by reference to the full text of the form of Exchange Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Super Senior Loan Credit Agreement
On February 19, 2025, Altisource and the Borrower entered into the super senior loan credit agreement (the “Super Senior Credit Agreement”) with Cantor Fitzgerald Securities, as administrative agent and collateral agent and the other lenders parties thereto, for a $12.5 million super senior credit facility (the “Super Senior Facility”) to fund transaction costs related to the Term Loan Exchange Transactions and for general corporate purposes. Capitalized terms used but not defined in this section shall have the meanings ascribed to them in the Super Senior Credit Agreement. The following is a summary of certain terms of the Super Senior Facility:
•The maturity date of the Super Senior Facility is February 19, 2029;
•The original issue discount on the Super Senior Facility is 10.0%;
•The interest rate on the Super Senior Facility is SOFR plus 6.50% with a 3.50% SOFR floor;
•The principal amortization of the Exchange Credit Agreement is 1.0% of the Super Senior Facility per year;
•A minimum of 95% of net proceeds the Company may receive from the exercise of Cash Exercise Stakeholder Warrants (as defined in the Exchange Credit Agreement) shall be used to prepay the Super Senior Facility; and
•Beginning with the fiscal year ending December 31, 2025, the lesser of (a) 75% of the aggregate Excess Cash Flow (as defined in the Super Senior Credit Agreement) for the most recently ended fiscal year of the Company for which financial statements have been delivered and (b) such amount which, immediately after giving effect to such repayment, would result in the Company having no less than $30 million of cash, shall be used to prepay the Super Senior Facility.
The payment of all amounts owing by the Borrower under the Super Senior Credit Agreement is guaranteed by Altisource and the other Guarantors and is secured by a lien on substantially all of the assets of Altisource and the Guarantors, subject to certain exceptions. The liens securing the Super Senior Facility are senior to the liens securing the Exchange First Lien Facility pursuant to, and as set forth in, the Super Senior Intercreditor Agreement.
The Super Senior Credit Agreement contains representations, warranties, covenants, terms and conditions customary for transactions of this type. These include covenants limiting Altisource, the Borrower and its subsidiaries, subject to certain exceptions and baskets, to (i) incur indebtedness, (ii) incur liens on its assets, (iii) agree to additional negative pledges, (iv) make Restricted Junior Payments, (v) pay dividends or distribute assets, (vi) make investments, (vii) enter into any transaction of merger or consolidation, liquidate, wind-up or dissolve, or convey any part of its business, assets or property, or acquire the business, property or assets of another person, (viii) dispose of the equity interests of any Significant Subsidiaries, (ix) enter into sale and leaseback transactions, (x) enter into certain transactions with shareholders and affiliates, (xi) engage in a line of business substantially different than existing business and businesses reasonably related, complimentary or ancillary thereto, (xii) modify the terms of certain indebtedness, (xiii) modify the terms of its organizational documents, (xiv) change its fiscal year, and (xv) enter into any transactions undertaken in connection with a Liability Management Transaction. The Super Senior Credit Agreement also requires that the Borrower maintain minimum daily liquidity of not less than the lesser of (a) $12.5 million and (b) the aggregate principal amount of Term Loans under the Super Senior Facility outstanding on such date.
Altisource agrees to use commercially reasonable efforts to maintain (and refresh annually) public ratings issued by Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of McGraw Hill, Inc., with respect to its corporate ratings and the loans.
The Super Senior Credit Agreement requires mandatory prepayments of the term loans, subject to customary exceptions, as follows: (i) 100% of the proceeds of any other debt not permitted by the Super Senior Credit Agreement, (ii) 95% of the proceeds from the exercise of the Cash Exercise Stakeholder Warrants, (iii) 100% of the proceeds of Asset Sales, subject to customary reinvestment rights for net proceeds of less than $3 million and certain exceptions, where applicable, (iv) 100% of insurance or condemnation proceeds in excess of $10,000,000 in the aggregate for all losses in any fiscal year, subject to customary reinvestment rights, where applicable, and (v) beginning with the fiscal year ending December 31, 2025, the lesser of (a) 75% of the aggregate Excess Cash Flow for the most recently ended fiscal year of the Borrower for which financial statements have been delivered and (b) such amount which, immediately after giving effect to such repayment, would result in the Borrower and its subsidiaries having no less than $30 million of cash.
The Super Senior Credit Agreement contains certain events of default, including (i) failure to pay (x) principal when due or (y) interest or any other amount owing on any other obligation under the Credit Agreement within 5 days of becoming due, (ii) material incorrectness of representations and warranties when made, (iii) breach of certain other covenants, subject to cure periods described therein, (iv) failure to pay principal or interest on any other debt that equals or exceeds $10 million when due, (v) default on any other debt that equals or exceeds $10 million that causes, or gives the holder or holders of such debt the ability to cause, an acceleration of such debt, (vi) bankruptcy and insolvency events with respect to Altisource, Borrower or any Material Subsidiary, (vii) entry by a court of one or more judgments against Altisource, Borrower or any Material Subsidiary in an amount in excess of $15 million that remain undischarged, unvacated, unbonded or unstayed for a certain number of days after the entry thereof, (viii) the occurrence of certain ERISA events, (ix) occurrence of a Change in Control, (x) the failure of certain Loan Documents to be in full force and effect or Altisource or any Guarantor challenges the validity of any such Loan Document, (xi) the termination of certain material contracts, and (xii) failure to comply in any material respects with the terms of the Shareholder Warrants or the Warrant Agreement. If any event of default occurs and is not cured within applicable grace periods set forth in the Super Senior Credit Agreement or waived, all loans and other obligations could become due and immediately payable.
The foregoing description of the Super Senior Credit Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder, and such description is qualified in its entirety by reference to the full text of the form of Super Senior Credit Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.
Registration Rights Agreement
On February 19, 2025, in connection with the entry into the Exchange Agreement and the issuance of the Debt Exchange Shares, Altisource entered into that certain Registration Rights Agreement (the “Registration Rights Agreement”) with the investors listed therein, which provides that the Company shall (i) file a Registration Statement with the U.S. Securities and Exchange Commission following February 19, 2025, to register the re-sale of the Debt Exchange Shares under the Securities Act of 1933, as amended, and (ii) use its reasonable best efforts to have such Registration Statement declared effective as soon as reasonably practicable after its filing and in any event no later than February 19, 2026.
The foregoing description of the Registration Rights Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder, and such description is qualified in its entirety by reference to the full text of the Registration Rights Agreement filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.
Director Nomination Agreements
On February 19, 2025, the Company entered into separate director nomination agreements (collectively, the “Director Nomination Agreements”) with each of (i) Napier Park Global Capital (US) LP (“Napier Park”) and (ii) UBS Asset Management (Americas) LLC (“UBS”), pursuant to which each of Napier Park and UBS may, at any time before March 3, 2025, designate one individual (collectively, the “Designees” and each a “Designee”) who qualifies as an “independent director” as defined under Rule 5605(a)(2) of the Listing Rules of the NASDAQ Stock Market for election to the board of directors of the Company (the “Board”). Pursuant to the Director Nomination Agreements, the Company must, to the fullest extent permitted by applicable law, take all corporate actions necessary to cause the election of the Designees to the Board, including, without limitation, (i) causing each Designee to be included in (x) the Board’s slate of nominees recommended by the Board to the shareholders of the Company for election to the Board at the next meeting of the shareholders of the Company called with respect to the election of members of the Board (or any adjournment or postponement thereof) and (y) the Company’s proxy statement prepared in connection with soliciting proxies for such meeting, and (ii) soliciting proxies in favor of the election of each Designee to the Board at such meeting.
The foregoing description of the Director Nomination Agreements does not purport to be a complete description of the rights and obligations of the parties thereunder, and such description is qualified in its entirety by reference to the full text of the Form of Director Nomination Agreement filed as Exhibit 10.5 hereto.
Item 1.02 Termination of a Material Definitive Agreement.
On February 19, 2025, Altisource and Borrower entered in the Exchange Credit Agreement described in Item 1.01 of this Current Report. The Exchange Credit Agreement replaces the Prior Credit Agreement.
A brief description terms of the terms and conditions of the Prior Credit Agreement that are material to the Company were set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 10, 2023 and accepted by the SEC at 18:07:32 on February 9, 2023) (the “February 10, 2023 Form 8-K”), which description is incorporated herein by reference.
In connection with the transactions described in Item 1.01 above, on February 19, 2025, the Borrower and STS Master Fund, Ltd., an investment fund managed by Deer Park Road Management Company L.P., terminated the revolving credit agreement initially entered into on June 22, 2021 and amended on February 9, 2023 (as amended the “Deer Park Revolver”). A brief description terms of the terms and conditions of the Deer Park Revolver that are material to the Company were set forth in the February 10, 2023 Form 8-K, which description is incorporated by reference.
The material circumstances surrounding the termination of the Prior Credit Agreement and the Deer Park Revolver are set forth in Item 1.01 of this Current Report and, to the extent required by Item 1.02 of Form 8-K, the information contained in (or incorporated by reference into) Item 1.01 of this Current Report is hereby incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information required by this item is included in Item 1.01 and incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
The information required by this item is included under the heading “Exchange Agreement” in Item 1.01 hereto and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On February 20, 2025, the Company issued a press release announcing the closing of the Transactions. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the press release attached as Exhibit 99.1 to this Current Report shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1 *
Exchange First Lien Loan Credit Agreement, dated February 19, 2025 by and among Altisource S.à r.l. and Altisource Portfolio Solutions S.A., Cantor Fitzgerald Securities, as Administrative Agent and Collateral Agent, and the Lenders party thereto.

10.2 *
Super Senior Loan Credit Agreement, dated as of February 19, 2025 by and among Altisource S.à r.l. and Altisource Portfolio Solutions S.A., Cantor Fitzgerald Securities, as Administrative Agent and Collateral Agent, and the Lenders party thereto.

10.3	Exchange Agreement, dated as of February 19, 2025 by and among Altisource S.à r.l. and Altisource Portfolio Solutions S.A., and the Lenders party thereto.
10.4	Registration Rights Agreement, dated as of February 19, 2025 by and among Altisource Portfolio Solutions S.A. and the investors party thereto.
10.5	Form of Director Nomination Agreement.
99.1	Press release, dated February 20, 2025, announcing the closing of the transactions contemplated by the Transaction Support Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
______________________________________

*	The schedules and exhibits to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of omitted schedules and exhibits upon request by the SEC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 25, 2025

Altisource Portfolio Solutions S.A.

By:	/s/ Michelle D. Esterman
Name:	Michelle D. Esterman
Title:	Chief Financial Officer